UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2016

MSCI Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33812	13-4038723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 World Trade Center, 250 Greenwich St., 49th Floor, New York, NY 10007

(Address of principal executive offices) (Zip Code)

(212) 804-3900

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)             MSCI Inc. (“MSCI” or the “Company”) announced today that Robert Qutub, its Chief Financial Officer, Principal Financial Officer and Treasurer, notified the Company on January 19, 2016 that he intends to retire from these positions. It is expected that Mr. Qutub will remain with the Company until the earlier of mid-May and the effective date of the appointment of his successor (the “Retirement Date”). It is expected that until the Retirement Date, Mr. Qutub will continue to serve as the Company’s Chief Financial Officer, Principal Financial Officer and Treasurer and will perform all duties associated with those roles. Mr. Qutub’s decision to retire was amicable and not a result of any disagreement or dispute with the Company or its management on matters relating to the Company’s strategy, operations, financial reporting, or other policies or practices.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 99.1	Press Release of MSCI Inc., dated January 21, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSCI Inc.

By:	/s/ Henry A. Fernandez
	Name:	Henry A. Fernandez
	Title:	CEO, President and Chairman

Date: January 21, 2016

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press Release of MSCI Inc., dated January 21, 2016.